EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 224 to Registration Statement No. 002-22019 on Form N-1A of our reports dated September 19, 2019, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Growth Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended July 31, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Other Service Providers” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 25, 2019

Schedule A

Eaton Vance Growth Trust

Report Date Fund Name

September 19, 2019 Eaton Vance Hexavest Global Equity Fund

September 19, 2019 Eaton Vance Hexavest International Equity Fund

September 19, 2019 Parametric Research Affiliates Systematic Alternative Risk Premia

Fund